Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-18557, No. 033-60113, No. 333-18543, No. 333-120242, No. 333-36693) and Form S-3D (No. 333-20683) of Capital City Bank Group, Inc. of our reports dated March 4, 2010, with respect to the consolidated financial statements of Capital City Bank Group, Inc. and the effectiveness of internal control over financial reporting of Capital City Bank Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

                                                                                      /s/ Ernst & Young LLP

Birmingham, Alabama
March 4, 2010

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